Exhibit 99.1

Western Alliance Reports Net Income Up 35% to $11.4 Million and Earnings Per Share Up 18% to $0.39 for the First Quarter 2007 and Authorizes Share
                           Repurchase Plan

    LAS VEGAS--(BUSINESS WIRE)--April 23, 2007--Western Alliance
Bancorporation (NYSE:WAL) announced today its financial results for the first quarter 2007.

    First Quarter 2007 Highlights:

    -- Net income of $11.4 million, up 35.1% from $8.4 million in the first quarter 2006

    -- Diluted earnings per share of $0.39, up 18.2% from $0.33 in the first quarter 2006

    -- Net revenue (sum of net interest income and non-interest income) of $46.4 million, up 41.2% from $32.9 million in the first quarter 2006

    -- Loans of $3.34 billion at March 31, 2007, up 41.7% or $982 million from one year ago, including organic growth of $487 million

    -- Deposits of $3.85 billion at March 31, 2007, up 30.2% or $892 million from one year ago, including organic growth of $289 million

    -- Completed merger with First Independent Capital of Nevada, and thereby acquired First Independent Bank of Nevada, on March 31, 2007

    Acquisition Activity

    On March 31, 2007, we completed our merger with First Independent Capital of Nevada, and thereby acquired First Independent Bank of Nevada. Total assets, loans and deposits acquired in this merger were $531 million, $293 million and $403 million, respectively. We also added four full service offices in Northern Nevada through this merger. No income from First Independent Capital's operations was recognized by Western Alliance in the first quarter 2007.

    Financial Performance

    Western Alliance Bancorporation reported net income of $11.4 million for the first quarter 2007, up 35.1 percent from $8.4 million for the first quarter 2006. First quarter 2007 income includes $0.3 million after-tax charge for amortization of intangible assets and $0.5 million net loss incurred for Alta Alliance Bank, which opened in October 2006. First quarter 2006 income includes $0.1 million charge for intangible assets.

    First quarter 2007 earnings per share were $0.39, including $0.01 per share charge for intangible asset amortization and $0.02 per share loss for Alta Alliance Bank. First quarter 2006 earnings per share were $0.33 and included negligible intangible asset amortization expense.

    Loans grew $333 million, including organic growth of $40 million, to $3.34 billion at March 31, 2007 from December 31, 2006 and $982 million, including organic growth of $487 million, from March 31, 2006. Deposits grew $449 million, including organic growth of $46 million, to $3.85 billion from December 31, 2006 and $892 million, including organic growth of $289 million, from March 31, 2006.

    "Although we fell short of our balance sheet growth objectives during the quarter, I expect that our 35 percent jump in net income and 18 percent increase in earnings per share will be among the best in the industry," said Robert Sarver, Chairman and Chief Executive Officer of Western Alliance. "I'm also quite pleased that we have again maintained exceptional asset quality and avoided certain troubled lending sectors that have affected the performance of other institutions."

    Sarver continued, "With the completion of our merger with First Independent Bank of Nevada, we have dramatically expanded our presence in the northern part of the state and look forward to continued strong growth by now offering additional financial services and a larger credit capacity."

    Effective January 1, 2007, Western Alliance elected early adoption of Statements of Financial Accounting Standards ("SFAS") No.157 and
159. SFAS No. 159, which was issued in February 2007, generally permits the measurement of selected eligible financial instruments at fair value at specified election dates. Upon adoption of SFAS No. 159, Western Alliance selected the fair value measurement option for various pre-existing financial assets and liabilities, including investment securities from both the held to maturity and available for sale portfolios totaling $288 million and junior subordinated debentures issued to capital trusts (commonly known as "trust preferred securities") of $67 million. The initial fair value measurement of these items resulted in, approximately, a $2.9 million reduction in stockholder's equity as of January 1, 2007. Under SFAS No. 159, this one-time charge will not be recognized in current earnings.

    As a result of Western Alliance's fair value measurement election for the above financial instruments, Western Alliance recorded a trading loss in its first quarter earnings for the change in fair value of such instruments from the election date of January 1, 2007 to March 31, 2007. Western Alliance believes its adoption of the standard will have a positive impact on its ability to manage the market and interest rate risks associated with certain financial instruments, and potentially benefit interest income, net income and earnings per share during the remainder of 2007, as well as future periods.

    Share Repurchase

    Separately, the Board has authorized a share repurchase program of up to $50 million through the end of 2008. Execution of this program is subject to market conditions, the Company's assessment of its growth and earnings prospects, its capital position, as well as other factors.

    Income Statement

    Net interest income increased 39.0 percent to $40.9 million in the first quarter 2007 from $29.4 million in the first quarter 2006. The interest margin in the first quarter 2007 was 4.58 percent, compared to 4.41 percent in the fourth quarter 2006. The margin was 4.53 percent in the first quarter 2006.

    The provision for loan losses was $0.4 million for the first quarter 2007 compared to $0.7 million for the fourth quarter 2006 and $0.5 million for the first quarter 2006. Non-accrual loans were $1.7 million or 0.05 percent of total loans at March 31, 2007, compared to
0.00 percent of total loans at March 31, 2006. Net loan charge-offs were $0.2 million or 0.02 percent of average loans, compared to net recoveries of $0.1 million for the first quarter 2006.

    Non-interest income was $5.6 million for the first quarter 2007, up 59.9 percent from $3.5 million for the same period in 2006. For the fourth quarter 2006, non-interest income was $5.3 million.

    Net revenue was $46.4 million for the first quarter 2007, up 43.5 percent from $32.9 million for the first quarter 2006. For the fourth quarter 2006, net revenue was $45.8 million.

    Non-interest expense was $28.9 million for the first quarter 2007, up 48.2 percent from $19.5 million for the same period in 2006. For the fourth quarter 2006, non-interest expense was $26.9 million. We had 959 full-time equivalent employees on March 31, 2007 compared to 785 on December 31, 2006 and 660 on March 31, 2006. We had 35 full-service banking offices on March 31, 2007 compared to 31 at December 31, 2006 and 21 on March 31, 2006.

    Net income increased 35.1 percent to $11.4 million for the first quarter 2007 (including $0.8 million in after-tax charges for intangible asset amortization and losses at Alta Alliance Bank) compared to $8.4 million (including $0.1 million charge for intangible asset amortization) for the same period last year. Diluted earnings per share were $0.39 (net of $0.03 charge for intangible asset amortization and losses at Alta Alliance Bank) compared with $0.33 (net of $0.00 charge for intangible assets and Alta Alliance Bank) for the first quarter 2006. Average diluted shares, which does not reflect the 2.5 million shares issued to acquire First Independent Capital, increased 15.1 percent to 29.2 million for the first quarter 2007 compared to 25.4 million for the first quarter 2006.

    Balance Sheet

    Loans totaled $3.34 billion at March 31, 2007, an increase of 11.1 percent from December 31, 2006 and 41.7 percent from $2.35 billion at March 31, 2006. Total loans acquired in the First Independent merger were $293 million. Organic loan growth for the quarter ended March 31, 2007 totaled $40 million. At March 31, 2007 the allowance for loan losses was 1.12 percent of gross loans, unchanged from year end.

    Deposits totaled $3.85 billion at March 31, 2007, an increase of
13.2 percent or $449 million from December 31, 2006 and 30.2 percent from $2.96 billion at March 31, 2006. Total deposits acquired in the First Independent merger were $403 million. Organic deposit growth for the quarter ended March 31, 2007 totaled $46 million. Non-interest bearing deposits comprised 32.3 percent of total deposits at March 31, 2007. At March 31, 2007, 22.5 percent of non-interest bearing deposits were from title companies, compared to 27.1 percent at December 31, 2006. At March 31, 2007 the company's loan to deposit ratio was 86.7 percent compared with 79.6 percent one year earlier.

    Borrowings and repurchase agreements totaled $233 million at March 31, 2007, an increase of 16.9 percent from $199 million at March 31, 2006. Fed funds sold totaled $167 million at March 31, 2007, down
24.7% from $222 million one year earlier.

    Stockholders' equity increased $103 million from December 31, 2006 to $511 million at March 31, 2007, primarily due to stock issued in connection with the acquisition of First Independent Capital and retained earnings, which was partially offset by the $2.9 million net charge incurred with the adoption of SFAS 159. At March 31, 2007 tangible common equity was 6.3 percent of tangible assets and total risk-based capital was 10.9 percent of risk-weighted assets.

    Total assets increased 32.1 percent to $4.73 billion at March 31, 2007 from $3.58 billion at March 31, 2006. Of this growth, $294 million was organic, and $531 million was due to the First Independent acquisition on March 31, 2007, and $323 million was due to the Bank of Nevada merger on April 28, 2006.

    Operating Unit Highlights

    Bank of Nevada reported loan growth of $28 million during the first quarter 2007 and $563 million during the last 12 months to $2.12 billion at March 31, 2007. Deposits decreased $52 million and increased $153 million to $2.27 billion during the same periods, respectively. Net income at Bank of Nevada was $11.0 million during the first quarter 2007 compared with $7.0 million during the first quarter 2006.

    Alliance Bank of Arizona reported loan reduction of $3 million during the first quarter 2007 and an increase of $57 million during the last 12 months to $504 million. Deposits increased $66 million and $109 million to $619 million during the same periods, respectively. Net income at Alliance Bank of Arizona was $1.1 million during the first quarter 2007 compared with $0.8 million during the first quarter 2006.

    Torrey Pines Bank reported loan growth of $10 million during the first quarter 2007 and $77 million during the last 12 months to $425 million. Deposits increased $28 million and $191 million to $519 million during the same periods, respectively. Net income at Torrey Pines Bank was $1.1 million during the first quarter 2007 compared with $1.1 million during the first quarter 2006.

    Alta Alliance Bank reported loan growth of $5 million during the first quarter 2007 and $12 million since its inception October 16, 2006. Deposits increased $10 million for the quarter and grew to $41 million since inception. Alta Alliance Bank incurred a net loss of $0.5 million during the first quarter 2007.

    Assets under management at Miller/Russell and Associates were $1.49 billion at March 31, 2007, up 25.2 percent from $1.19 billion at March 31, 2006. At Premier Trust, assets under management increased
75.5 percent from $143 million to $251 million from March 31, 2006 to March 31, 2007. Total trust assets increased 41.0 percent from $312 million to $440 million for the same periods, respectively.

    Attached to this press release is summarized financial information for the quarter ended March 31, 2007.

    Conference Call

    Western Alliance Bancorporation will host a conference call to discuss its first quarter 2007 financial results at noon ET on Monday, April 23, 2007. Participants may access the call by dialing 800-478-6251, using the pass code 7194235. The call will be recorded and made available for replay after 5:00 p.m. ET April 23 until 11 p.m. ET April 30 by dialing 888-203-1112 using the pass code 7194235.

    Cautionary Note Regarding Forward-Looking Statements

    This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include: factors listed in the Company's annual report on Form 10-K as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management's estimate of the adequacy of the allowance for loan losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; management's estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.

    We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this press release to reflect new information, future events or otherwise.

    About Western Alliance Bancorporation

    Western Alliance Bancorporation is the parent company of Bank of Nevada, First Independent Bank of Nevada, Alliance Bank of Arizona, Torrey Pines Bank, Alta Alliance Bank, Miller/Russell & Associates, and Premier Trust. These dynamic companies provide a broad array of banking, leasing, trust, investment, and mortgage services to clients in Nevada, Arizona and California. Staffed with experienced financial professionals, these organizations deliver a broader product array and larger credit capacity than community banks, yet are empowered to be more responsive to customers' needs than larger institutions. Additional investor information can be accessed on the Investor Relations page of the company's website, westernalliancebancorp.com.



Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited
                                           At or for the three months
                                                 ended Mar. 31,
                                            2007      2006    Change %
----------------------------------------------------------------------

Selected Balance Sheet Data:
($ in millions)
Total assets                              $4,727.6  $3,580.1     32.1%
Gross loans, including net deferred fees   3,336.0   2,354.2     41.7
Securities                                   630.9     624.9      1.0
Federal funds sold and other                 166.8     221.6    -24.7
Deposits                                   3,849.1   2,957.4     30.2
Borrowings                                    56.6     108.6    -47.9
Junior subordinated and subordinated debt    110.4      41.2    168.0
Stockholders' equity                         511.2     356.3     43.5

Selected Income Statement Data:
($ in thousands)
Interest income                           $ 67,313  $ 42,196     59.5%
Interest expense                            26,457    12,802    106.7
                                          --------- ---------
Net interest income                         40,856    29,394     39.0
Provision for loan losses                      441       542    -18.6
                                          --------- ---------
Net interest income after provision for
 loan losses                                40,415    28,852     40.1
Gain (Loss) from sale of securities            271         -    100.0
Non-interest income                          5,590     3,497     59.9
Non-interest expense                        28,921    19,520     48.2
                                          --------- ---------
Income before income taxes                  17,355    12,829     35.3
Income tax expense                           5,952     4,391     35.5
                                          --------- ---------
Net Income                                $ 11,403  $  8,438     35.1
                                          ========= =========
Memo: intangible amortization expense,
 net of tax                               $    257  $     56    358.9
                                          --------- ---------

Common Share Data:
Net income per share:
   Diluted                                    0.39      0.33     18.2
   Cash (before intangible amortization)      0.40      0.33     21.2
Book value per share                         17.06     13.51     26.3
Tangible book value per share (net of
 tax)                                         9.49     10.03     -5.4
Average shares outstanding (in
 thousands):
   Basic                                    26,950    22,999     17.2
   Diluted                                  29,181    25,355     15.1
Common shares outstanding                   29,963    26,365     13.6




Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data (continued)

                                         At or for the three months
                                               ended Mar. 31,
                                         2007       2006     Change %
---------------------------------------------------------------------

Selected Performance Ratios:
Return on average assets(1)                1.13 %     1.19 %    -5.0 %
Cash return on average tangible
 assets(1)(2)                              1.20       1.20       0.0
Return on average stockholders'
 equity(1)                                11.17      13.75     -18.8
Cash return on average tangible
 stockholders' equity(1)(2)               17.74      14.13      25.5
Net interest margin(1)                     4.58       4.53       1.1
Net interest spread                        3.40       3.50      -2.9
Efficiency ratio - tax equivalent
 basis                                    61.96      58.99       5.0
Loan to deposit ratio                     86.67      79.60       8.9

Capital Ratios:
Tangible Common Equity                      6.3 %      7.6 %   -17.1
Tier 1 Leverage ratio                       9.2       11.5     -20.3
Tier 1 Risk Based Capital                   8.9       11.4     -22.4
Total Risk Based Capital                   10.9       12.5     -12.8

Asset Quality Ratios:
Net charge-offs to average loans
 outstanding(1)                            0.02 %    (0.02)%  -200.0
Non-accrual loans to gross loans           0.05       0.00     100.0
Non-accrual loans to total assets          0.04       0.00     100.0
Loans past due 90 days and still
 accruing to total loans                   0.01       0.00       0.0
Allowance for loan losses to gross
 loans                                     1.12       1.18      -5.1
Allowance for loan losses to non-      greater    greater
 accrual loans                          than 10    than 10
                                        times      times

=======================================
(1) Annualized for the three-month periods ended March 31, 2007 and 2006.
(2) Cash return is defined as net income before after-tax intangible asset amortization expense.




Western Alliance Bancorporation and Subsidiaries

Condensed Consolidated Statements of Income
Unaudited                                           Three Months Ended
                                                        March 31,
(in thousands, except per share data)
                                                       2007      2006
----------------------------------------------------------------------
Interest income on:
  Loans, including fees                             $59,020   $34,754
  Securities                                          7,760     7,159
  Federal funds sold and other                          533       283
                                                    ------------------
     Total interest income                           67,313    42,196
                                                    ------------------
Interest expense on:
  Deposits                                           21,873     9,924
  Borrowings                                          2,905     2,311
  Junior subordinated and subordinated debt           1,679       567
                                                    ------------------
     Total interest expense                          26,457    12,802
                                                    ------------------
     Net interest income                             40,856    29,394
Provision for loan losses                               441       542

                                                    ------------------
     Net interest income after provision for loan
      losses                                         40,415    28,852
                                                    ------------------
Gain (loss) from sale of securities                     284         -
    Trading loss                                        (13)        -
Other income:
  Trust and investment advisory services              2,105     1,576
  Service charges                                     1,069       669
  Bank owned life insurance                             928       612
  Other                                               1,488       640
                                                    ------------------
                                                      5,590     3,497
                                                    ------------------
Other expense:
  Compensation                                       17,033    11,577
  Occupancy                                           4,239     2,450
  Customer service                                    1,323     1,249
  Intangible amortization                               257        56
  Other                                               6,069     4,188
                                                    --------  --------
                                                     28,921    19,520
                                                    --------  --------

     Income before income taxes                      17,355    12,829

Income tax expense                                    5,952     4,391
                                                    --------  --------

        Net income                                  $11,403   $ 8,438
                                                    ========  ========

  Diluted earnings per share                        $  0.39   $  0.33
                                                    ========  ========




Western Alliance Bancorporation and Subsidiaries

Five Quarter Condensed Consolidated Statements of Income

Unaudited                                Quarter ended
($ in thousands, except   Mar. 31, Dec. 31, Sep. 30, Jun. 30, Mar. 31,
 per share data)            2007     2006     2006     2006     2006
----------------------------------------------------------------------
Interest income on:
  Loans, including fees   $59,020  $59,526  $57,508  $52,004  $34,754
  Securities                7,760    7,037    6,541    6,759    7,159
  Federal funds sold and
   other                      533      600      295      619      283
                          --------------------------------------------
     Total interest
      income               67,313   67,163   64,344   59,382   42,196
                          --------------------------------------------
Interest expense on:
  Deposits                 21,873   21,284   18,987   15,417    9,924
  Borrowings                2,905    3,743    4,487    3,284    2,311
  Junior sub. and
   subordinated debt        1,679    1,561    1,594    1,138      567
                          --------------------------------------------
     Total interest
      expense              26,457   26,588   25,068   19,839   12,802
                          --------------------------------------------
     Net interest income   40,856   40,575   39,276   39,543   29,394
Provision for loan losses     441      709      953    2,456      542

                          --------------------------------------------
     Net interest income
      after provision      40,415   39,866   38,323   37,087   28,852
                          --------------------------------------------
    Gain (loss) from sale
     of securities            284   (4,436)       -        -        -
    Trading loss              (13)       -        -        -        -
Other income:
  Trust and other fees      2,105    2,011    1,897    1,862    1,576
  Service charges           1,069      996      918      867      669
  Bank owned life ins.        928      799      641      609      612
  Other                     1,488    1,454    1,175    1,144      640
                          --------------------------------------------
                            5,590    5,260    4,631    4,482    3,497
                          --------------------------------------------
Other expense:
  Compensation             17,033   15,415   14,243   13,532   11,577
  Occupancy                 4,239    3,812    3,556    3,140    2,450
  Customer service          1,323    1,655    1,817    1,963    1,249
  Organizational costs          -      123      426      428        -
  Intangible amortization     257      263      242      201       56
  Other                     6,069    5,671    4,773    5,306    4,188
                          --------------------------------------------
                           28,921   26,939   25,057   24,570   19,520
                          --------------------------------------------
Income before income
 taxes                     17,355   13,751   17,897   16,999   12,829
Income tax expense          5,952    4,744    6,330    6,122    4,391
                          --------------------------------------------
       Net income         $11,403   $9,007  $11,567  $10,877   $8,438
                          ============================================

  Diluted EPS               $0.39    $0.31    $0.40    $0.38    $0.33
                          ============================================




Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
                     Mar. 31,  Dec. 31,  Sep. 30,  Jun. 30,  Mar. 31,
($ in millions)        2007      2006      2006      2006      2006
----------------------------------------------------------------------
Assets
Cash and due from
 banks                 $129.7    $143.7    $103.3    $137.5    $141.7
Federal funds sold      166.8     121.2     103.8      86.8     221.6

                     -------------------------------------------------
     Cash and cash
      equivalents       296.5     264.9     207.1     224.3     363.3
                     -------------------------------------------------

Securities              630.9     542.0     554.1     587.0     624.9
Gross loans,
 including net
 deferred loan fees:
  Construction          757.5     715.5     768.7     769.2     631.0
  Real estate:
    Commercial        1,419.5   1,232.3   1,168.8   1,061.0     886.2
    Residential         403.7     384.1     385.4     350.6     315.9
  Commercial            722.6     645.5     574.2     568.8     501.6
  Consumer               38.2      29.6      26.1      26.7      23.3
  Net deferred fees      (5.5)     (3.7)     (3.6)     (3.7)     (3.8)
                     -------------------------------------------------
                      3,336.0   3,003.3   2,919.6   2,772.6   2,354.2

Less: Allowance for
 loan losses            (37.5)    (33.6)    (33.1)    (32.2)    (27.7)
                     -------------------------------------------------
     Loans, net       3,298.5   2,969.7   2,886.5   2,740.4   2,326.5
                     --------- --------- --------- --------- ---------
Premises and
 equipment, net         110.1      99.9      93.8      82.7      71.9
Bank owned life
 insurance               85.2      82.1      56.3      55.6      52.4
Net goodwill and
 other intangibles      226.8     147.5     146.7     145.3      92.0
Other assets             79.6      63.5      58.3      54.3      49.1
                     -------------------------------------------------
     Total assets    $4,727.6  $4,169.6  $4,002.8  $3,889.6  $3,580.1
                     =================================================




Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets (continued)

                     Mar. 31,  Dec. 31,  Sep. 30,  Jun. 30,  Mar. 31,
($ in millions)        2007      2006      2006      2006      2006
----------------------------------------------------------------------
Liabilities and Stockholders' Equity
Liabilities
  Non-interest
   bearing demand
   deposits          $1,243.0  $1,158.2  $1,058.7  $1,188.8  $1,186.6
  Interest bearing
   deposits:
   Demand               268.7     242.4     249.3     261.4     240.6
   Savings and money
    market            1,648.1   1,407.9   1,403.6   1,231.2   1,086.3
   Time, $100 and
    over                610.8     524.9     460.4     429.2     380.9
   Other time            78.5      67.0      78.3      87.8      63.0
                     -------------------------------------------------
                      3,849.1   3,400.4   3,250.3   3,198.4   2,957.4
  Customer
   repurchase
   agreements           176.0     170.7     149.2     138.5      90.4
  Borrowings             56.6      69.0     110.0      88.1     108.6
  Junior sub. and
   subordinated debt    110.4     101.9      81.9      81.9      41.2
  Accrued interest
   payable and other
   liabilities           24.3      19.0      18.1      15.6      26.2
                     -------------------------------------------------
     Total
      liabilities     4,216.4   3,761.0   3,609.5   3,522.5   3,223.8
                     -------------------------------------------------
Stockholders' Equity
Common stock and
 additional paid-in
 capital                381.2     287.5     285.6     274.6     271.9
Retained earnings       130.8     126.2     117.2     105.6      94.7
Accumulated other
 comprehensive loss      (0.8)     (5.1)     (9.5)    (13.1)    (10.3)
                     -------------------------------------------------

     Total
      stockholders'
      equity            511.2     408.6     393.3     367.1     356.3
                     -------------------------------------------------
     Total
      liabilities
      and
      stockholders'
      equity         $4,727.6  $4,169.6  $4,002.8  $3,889.6  $3,580.1
                     =================================================




Western Alliance Bancorporation and Subsidiaries

Condensed Consolidated Statement of
Changes in Stockholders' Equity
Unaudited
                                     3 Months ended Mar. 31,
                                   2007                  2006
                             Shares                Shares
(in thousands)             Outstanding  Amount   Outstanding  Amount
----------------------------------------------------------------------
Balance, beginning of
 period                        27,085  $408,586      22,810  $244,223
Net income                          -    11,403           -     8,438
Other comprehensive income
 (loss), net of tax:
   Net unrealized holding
    gains (losses) on
    securities available
    for sale                        -       494           -      (559)
Adoption of FAS 159                 -    (2,949)          -         -
Common stock issued in
 acquisition, net               2,549    91,304       3,341   103,086
Stock options exercised           123     1,018          67       548
Stock warrants exercised           27         -          34       260
Restricted stock granted,
 net                              168         -         113         -
Stock-based compensation
 expense                           11     1,389           -       342
                           -------------------------------------------
Balance, end of period         29,963  $511,245      26,365  $356,338
                           ===========================================




Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Loan Losses
Unaudited
                                         Quarter Ended
                          Mar. 31, Dec. 31, Sep. 30, Jun. 30, Mar. 31,
(in thousands)             2007     2006     2006     2006     2006
----------------------------------------------------------------------


Balance, beginning of
 period                   $33,551  $33,110  $32,158  $27,689  $21,192
Acquisitions                3,706        -      403    2,488    5,877
Provisions charged
 operating expenses           441      709      953    2,456      542
Recoveries of loans
 previously charged-off:
    Construction and land
     development                -        -        -        -        -
    Commercial real
     estate                              -        -        -        -
    Residential real
     estate                              -        -        -        5
    Commercial and
     industrial                71       81       16       99      128
    Consumer                    8       51        5       21       30
                          --------------------------------------------
        Total recoveries       79      132       21      120      163
Loans charged-off:
    Construction and land
     development                -       64        -        -        -
    Commercial real
     estate                     -        -        -        -        -
    Residential real
     estate                     -        -        -        -        -
    Commercial and
     industrial                91      198      398      594       83
    Consumer                  167      138       27        1        2
                          --------------------------------------------
        Total charged-off     258      400      425      595       85
Net charge-offs
 (recoveries)                 179      268      404      475      (78)
                          --------------------------------------------
Balance, end of period    $37,519  $33,551  $33,110  $32,158  $27,689
                          ============================================

Net charge-offs
 (recoveries)
 (annualized) to average
 loans outstanding           0.02%    0.04%    0.06%    0.07%   -0.02%
Allowance for loan losses
 to gross loans              1.12     1.12     1.13     1.16     1.18
Non-accrual loans           1,775    1,417      604       20       29
Other impaired loans          827      839    1,351        -        -

Loans past due 90 days,
 still accruing               331      794       18      213      394




Western Alliance Bancorporation and Subsidiaries
Average Balances, Yields and Rates Paid


                                      Three Months Ended March 31,
                                                 2007
----------------------------------------------------------------------
Unaudited
                                                               Average
                                                                Yield/
                                  Average Balance   Interest     Cost
Earning Assets                           in            in
                                      millions      thousands
Securities                                 $557.3      $7,506    5.63%
Federal funds sold                           39.8         533    5.43%
Loans                                     3,027.0      59,020    7.91%
FHLB stock                                   17.3         254    5.95%
                                  ------------------------------------
Total earnings assets                     3,641.4      67,313    7.52%
Non-earning Assets
Cash and due from banks                      99.1
Allowance for loan losses                   (33.6)
Bank-owned life insurance                    82.4
Other assets                                289.8
                                  ----------------
Total assets                             $4,079.1
                                  ================
Interest Bearing
Sources of Funds
Interest-bearing deposits:
Interest checking                          $250.2       1,612    2.61%

Savings and money market                  1,383.9      12,945    3.79%
Time deposits                               613.1       7,316    4.84%
                                  ------------------------------------
                                          2,247.2      21,873    3.95%
Borrowings                                  255.7       2,905    4.61%

Junior sub. and subordinated debt           102.0       1,679    6.68%
                                  ------------------------------------
Total interest-bearing
 liabilities                              2,604.9      26,457    4.12%
                                                   -----------
Non-interest Bearing
Noninterest-bearing demand
 deposits                                 1,037.2
Other liabilities                            23.0
Stockholders' equity                        414.0

                                  ----------------
Total liabilities and
 stockholders' equity                    $4,079.1
                                  ================
Net interest income and margin                        $40,856    4.58%
                                                   ===========
Net interest spread                                              3.40%

                                      Three Months Ended March 31,
                                                 2006
----------------------------------------------------------------------
Unaudited
                                                               Average
                                                                Yield/
                                  Average Balance   Interest     Cost
Earning Assets                           in            in
                                      millions      thousands
Securities                                 $671.8      $6,990    4.34%
Federal funds sold                           27.9         283    4.11%
Loans                                     1,935.4      34,754    7.28%
FHLB stock                                   14.4         169    4.76%
                                  ------------------------------------
Total earnings assets                     2,649.5      42,196    6.49%
Non-earning Assets
Cash and due from banks                      83.0
Allowance for loan losses                   (21.8)
Bank-owned life insurance                    52.0
Other assets                                103.5
                                  ----------------
Total assets                             $2,866.2
                                  ================
Interest Bearing
Sources of Funds
Interest-bearing deposits:
Interest checking                          $120.9         216    0.72%

Savings and money market                    976.8       6,513    2.70%
Time deposits                               354.4       3,195    3.66%
                                  ------------------------------------
                                          1,452.1       9,924    2.77%
Borrowings                                  255.0       2,311    3.68%

Junior sub. and subordinated debt            30.9         567    7.44%
                                  ------------------------------------
Total interest-bearing
 liabilities                             $1,738.0      12,802    2.99%
                                                   -----------
Non-interest Bearing
Noninterest-bearing demand
 deposits                                   866.6
Other liabilities                            12.7
Stockholders' equity                        248.9

                                  ----------------
Total liabilities and
 stockholders' equity                    $2,866.2
                                  ================
Net interest income and margin                        $29,394    4.53%
                                                   ===========
Net interest spread                                              3.50%




Western Alliance Bancorporation and Subsidiaries

Operating Segment Results

Unaudited
                                     Alliance                 Alta
                         Bank of      Bank of     Torrey     Alliance
(in millions)             Nevada      Arizona    Pines Bank    Bank
----------------------------------------------------------------------
At Mar. 31, 2007:
Assets                    $2,913.9      $706.8      $616.5      $63.9
  Gross loans and
   deferred fees           2,122.5       503.7       424.7       12.3
  Less: Allowance for
   loan losses               (23.3)       (5.7)       (4.7)      (0.1)
                       -----------------------------------------------
  Net loans                2,099.2       498.0       420.0       12.2
                       -----------------------------------------------
  Deposits                 2,274.5       618.8       519.4       41.1
  Stockholders' equity       347.2        52.9        40.6       23.7

No. of branches                 15           9           6          1
No. of FTEs                    538         134         111         30

(in thousands)
Three Months Ended
 Mar. 31, 2007:
  Net interest income      $28,966      $6,694      $5,856       $379
  Provision for loan
   losses                      287           -         121         33
                       -----------------------------------------------
  Net interest income
   after provision for
   loan losses              28,679       6,694       5,735        346
  Noninterest income         2,922         531         448         82
  Noninterest expense      (15,053)     (5,399)     (4,324)    (1,323)
                       -----------------------------------------------
  Income (loss) before
   income taxes             16,548       1,826       1,859       (895)
  Income tax expense
   (benefit)                 5,510         711         727       (358)
                       -----------------------------------------------
  Net income (loss)        $11,038      $1,115      $1,132      $(537)
                       ===============================================

Unaudited
                         First
                       Independent          Intersegment  Consolidated
(in millions)             Bank      Other    Eliminations    Company
----------------------------------------------------------------------
At Mar. 31, 2007:
Assets                     $530.7    $23.5       $(127.7)    $4,727.6
  Gross loans and
   deferred fees            292.8        -         (20.0)     3,336.0
  Less: Allowance for
   loan losses               (3.7)       -             -        (37.5)
                     -------------------------------------------------
  Net loans                 289.1        -         (20.0)     3,298.5
                     -------------------------------------------------
  Deposits                  402.9        -          (7.6)     3,849.1
  Stockholders'
   equity                   122.7    (75.9)            -        511.2

No. of branches                 4        -             -           35
No. of FTEs                    95       51             -          959

(in thousands)
Three Months Ended
 Mar. 31, 2007:
  Net interest income          $-  $(1,039)         $(13)     $40,843
  Provision for loan
   losses                       -        -             -          441
                     -------------------------------------------------
  Net interest income
   after provision
   for loan losses              -   (1,039)            -       40,415
  Noninterest income            -    2,353          (475)       5,861
  Noninterest expense           -   (3,297)          475      (28,921)
                     -------------------------------------------------
  Income (loss)
   before income
   taxes                        -   (1,983)            -       17,355
  Income tax expense
   (benefit)                    -     (638)            -        5,952
                     -------------------------------------------------
  Net income (loss)            $-  $(1,345)           $-      $11,403
                     =================================================




Western Alliance Bancorporation and Subsidiaries


Operating Segment Results
                                                Alliance     Torrey
                                     Bank of     Bank of      Pines
(in millions)                         Nevada      Arizona      Bank
----------------------------------------------------------------------
At Mar. 31, 2006:
  Assets                             $2,567.6      $565.0     $438.2
  Gross loans and deferred fees       1,559.3       447.0      347.9
  Less: Allowance for loan losses       (18.0)       (6.0)      (3.7)
                                   -----------------------------------
  Net loans                           1,541.3       441.0      344.2
                                   -----------------------------------
  Deposits                            2,121.1       509.5      328.0
  Stockholders' equity                  256.7        46.9       35.4

No. of branches                            10           7          4
No. of FTEs                               402         132         89

(in thousands)
Three Months Ended Mar. 31, 2006:
  Net interest income                 $18,693      $5,795     $4,978
  Provision for loan losses              (214)        534        222
                                   -----------------------------------
  Net interest income after
   provision for loan losses           18,907       5,261      4,756
  Noninterest income                    1,616         366        267
  Noninterest expense                 (10,026)     (4,386)    (3,186)
                                   -----------------------------------
  Income (loss) before income
   taxes                               10,497       1,241      1,837
  Income tax expense (benefit)          3,461         477        746
                                   -----------------------------------
  Net income (loss)                    $7,036        $764     $1,091
                                   ===================================

Operating Segment Results
                                          Intersegment   Consolidated
(in millions)                     Other    Eliminations     Company
----------------------------------------------------------------------
At Mar. 31, 2006:
  Assets                          $414.9        $(405.9)     $3,579.8
  Gross loans and deferred fees        -              -       2,354.2
  Less: Allowance for loan
   losses                              -              -         (27.7)
                               ---------------------------------------
  Net loans                            -              -       2,326.5
                               ---------------------------------------
  Deposits                             -           (1.2)      2,957.4
  Stockholders' equity             363.2         (346.1)        356.1

No. of branches                        -              -            21
No. of FTEs                           37              -           660

(in thousands)
Three Months Ended Mar. 31,
 2006:
  Net interest income               $(73)            $1       $29,394
  Provision for loan losses            -              -           542
                               ---------------------------------------
  Net interest income after
   provision for loan losses         (73)             1        28,852
  Noninterest income              10,500         (9,252)        3,497
  Noninterest expense             (2,253)           331       (19,520)
                               ---------------------------------------
  Income (loss) before income
   taxes                           8,174         (8,920)       12,829
  Income tax expense (benefit)      (293)             -         4,391
                               ---------------------------------------
  Net income (loss)               $8,467        $(8,920)       $8,438
                               =======================================

    CONTACT: Western Alliance Bancorporation
             Media:
             Robert Sarver, Chairman/CEO, 602-952-5445 or
             Investors:
             Dale Gibbons, CFO, 702-248-4200